Exhibit 5.1

September 27, 2004

Kitty Hawk, Inc.
1515 West 20th Street
P.O. Box 612787
DFW International Airport, Texas 75261

Re:	Kitty Hawk, Inc. Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Kitty Hawk, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, of up to 25,975,515 shares of common stock, par value $0.000001 per share, of the Company (“Common Stock”), of which 21,493,786 shares are issued and outstanding as of the date hereof and 4,481,729 are issuable upon the exercise of issued, outstanding and exercisable warrants to purchase Common Stock (the “Warrants”).

     We have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Second Amended and Restated Certificate of Incorporation of the Company, as amended, (ii) and the Second Amended Restated Bylaws of the Company, (iii) the Registration Statement and all exhibits thereto, (iv) the minutes and records of the corporate proceedings of the Company with respect to the issuance of the shares of Common Stock being offered and sold pursuant to the Registration Statement and the issuance of the Warrants; (v) the specimen Common Stock certificate; (vi) the Warrants; (vii) that certain Registration Rights Agreement, dated as of May 8, 2004, by and between the Company and the holders named therein; and (viii) such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

     In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents.

Kitty Hawk, Inc.
September 27, 2004

     As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deem reasonably necessary or appropriate, upon the representations and certificates of the officers of the Company or government officials.

     Finally, we have assumed that all formalities required by the Company’s Second Amended and Restated Certificate of Incorporation, the Company’s Second Amended and Restated Bylaws and the Delaware General Corporate Law will be complied with by the Company when the shares of Common Stock are issued by the Company upon exercise of the Warrants.

     The opinions expressed herein are limited to the federal laws of the United States of America, and, only to the extent relevant to the particular opinions expressed herein, (i) the DGCL and applicable provisions of the Delaware Constitution, in each case as in effect on the date hereof, and judicial decisions reported as of the date hereof to the extent interpreting the DGCL and such provisions of the Delaware Constitution and (ii) the laws of the State of Texas.

     Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1.	The shares of Common Stock to be offered and sold pursuant to the Registration Statement and that are issued and outstanding as of the date hereof are validly issued, fully paid and non-assessable.

2.	The shares of Common Stock to be issued by the Company upon exercise of the Warrants and to be offered and sold pursuant to the Registration Statement will be, upon issuance thereof in accordance with the terms and conditions of the Warrants, validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement.

Very truly yours,

/s/ Haynes and Boone, LLP
HAYNES AND BOONE, LLP